UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

ACCESS MIDSTREAM PARTNERS, L.P.

(Exact name of Registrant as specified in its Charter)

Delaware	001-34831	80-0534394
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

525 Central Park Drive, Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

(877) 413-1023

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2013, James J. Cleary was appointed to the board of directors (the “Board”) of our general partner, Access Midstream Partners GP, L.L.C. (the “General Partner”), effective immediately. Mr. Cleary is currently a managing director of Global Infrastructure Partners (“GIP”), where he has been employed since May 2012. Prior to joining GIP, Mr. Cleary was the President of El Paso Corporation’s Western Pipelines and previously served as the President of ANR Pipeline Company. Prior to 2001, Mr. Cleary was the Executive Vice President of Southern Natural Gas Company and previously served as General Counsel of that company. Mr. Cleary has also served on the board of Gibson Energy Inc. since April 2013.

Mr. Cleary replaces Matthew C. Harris, who resigned from the Board effective immediately. Mr. Harris was a member of the Compensation Committee of the Board at the time of his resignation. At the time of his resignation, Mr. Harris had no disagreement with the Partnership on any matter relating to the Partnership’s operations, policies or practices.

The Williams Companies, Inc. (“Williams”) and GIP II Eagle Holdings Partnership, L.P. (together with its affiliates, “GIP II”) together own and control Access Midstream Ventures, L.L.C. (“AMV”), the sole member of the General Partner. AMV has the right to appoint the General Partner’s entire Board. Unitholders are not entitled to elect the directors of our General Partner or directly or indirectly participate in our management or operations, and GIP II and Williams have agreed between themselves as to how and when replacement, removals and appointments of directors may be made.

Officers or employees of GIP who also serve as directors of the General Partner do not receive additional compensation for their service as a director of the General Partner. Accordingly, Mr. Cleary will not receive additional compensation for his services as a director of the General Partner. Mr. Cleary will have rights to indemnification by us pursuant to the First Amended and Restated Agreement of Limited Partnership of Access Midstream Partners, L.P., as amended.

Mr. Cleary has had no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K other than through his employment with GIP. For relationships between the Partnership, the General Partner and GIP, please read Item 13 “Certain Relationships and Related Transactions and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2012 , which is incorporated into this Item 5.02 by reference.

With Mr. Cleary’s replacement of Mr. Harris, our General Partner continues to have 13 directors: Alan S. Armstrong, William B. Berry, William J. Brilliant, Donald R. Chappel, James J. Cleary, David A. Daberko, Dominic J. Dell’Osso, Jr., Philip L. Frederickson, Suedeen G. Kelly, Robert S. Purgason, James E. Scheel, J. Mike Stice and William A. Woodburn.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACCESS MIDSTREAM PARTNERS, L.P.

By:	Access Midstream Partners GP, L.L.C., its general partner

By:	/s/ David C. Shiels

David C. Shiels Chief Financial Officer

Dated: December 23, 2013